Registration No. 333-110177

UNITED STATES SECURITIES AND EXCHANGE COMMISSION WASHINGTON, D.C. 20549
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POST-EFFECTIVE AMENDMENT NO. 1 TO FORM S-8 REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933
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FUELCELL ENERGY, INC. (Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation or organization)	06-0853042 (I.R.S. Employer Identification No.)

3 Great Pasture Road, Danbury, Connecticut (Address of Principal Executive Offices)	06813 (Zip Code)
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Global Thermoelectric Inc. Amended Incentive Stock Option Plan (Full title of the plan)
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Jerry D. Leitman FuelCell Energy, Inc. Chairman of the Board, Chief Executive Officer and President 3 Great Pasture Road Danbury, Connecticut 06813 (Name and address of agent for service)

(203) 825-6000 (Telephone number, including area code, of agent for service)

A copy of all communications, including
communications sent to the agent for service
should be sent to:

Richard A. Krantz, Esq.
Robinson & Cole LLP
Financial Centre
695 East Main Street
Stamford, Connecticut 06904-2305
(203) 462-7500

DEREGISTRATION OF SECURITIES

FuelCell Energy, Inc., a Delaware corporation (the “Registrant”), filed a Registration Statement on Form S-8 (Registration No.: 333-110177) with the Securities and Exchange Commission on November 3, 2003 (the “Registration Statement”). The Registration Statement registered 356,596 shares (the “Shares”) of common stock, par value $0.0001 per share, of the Registrant issuable upon the exercise of stock options (the “Options”).

In accordance with the Registrant’s undertaking contained in the Registration Statement pursuant to Item 512(a)(3) of Regulation S-K, the Registrant is filing this Post-Effective Amendment No. 1 to the Registration Statement to remove from registration the Shares of common stock of the Registrant issuable upon exercise of the Options that remain unsold under the Registration Statement as of the date hereof. The Registrant is seeking to deregister these Shares because the Registrant has acquired the Options from the holders thereof.

Accordingly, the Registrant is filing this Post-Effective Amendment No. 1 to the Registration Statement to deregister such number of Shares of common stock of the Registrant issuable upon exercise of the Options registered pursuant to the Registration Statement as remain unsold thereunder as of the date hereof.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Post-Effective Amendment No. 1 to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Danbury, State of Connecticut, on January 21, 2005.

FUELCELL ENERGY, INC.

By:	/s/ Joseph G. Mahler
Joseph G. Mahler
Senior Vice President, Chief Financial Officer, Corporate Secretary and Treasurer (Principal Accounting and Financial Officer)

Pursuant to the requirements of the Securities Act of 1933, this Post-Effective Amendment No. 1 to the Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Capacity	Date

* Jerry D. Leitman	Chairman of the Board, President and Chief Executive Officer (Principal Executive Officer)	January 21, 2005

* Joseph G. Mahler	Senior Vice President, Chief Financial Officer, Corporate Secretary and Treasurer (Principal Accounting and Financial Officer)	January 21, 2005

* Warren D. Bagatelle	Director	January 21, 2005

* Michael Bode	Director	January 21, 2005

* Thomas R. Casten	Director	January 21, 2005

* James D. Gerson	Director	January 21, 2005

Thomas L. Kempner	Director

* William A. Lawson		Director	January 21, 2005

* Charles J. Murphy		Director	January 21, 2005

John A. Rolls		Director

George K. Petty		Director

*By:	/s/ Joseph G. Mahler Joseph G. Mahler Attorney-in-Fact